EXHIBIT 23.1




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our reports dated February 6, 1995 included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Registration Statements on Form S-8, File No. 33-22741, Form S-8, File No. 33-22742, Form S-8, File No. 33-58101, Form S-8, File No. 33-62100 and Form S-3, File No. 33-37095.


                                      ARTHUR ANDERSEN LLP



Boston, Massachusetts
March 27, 1995